UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 14, 2012
(Date of Earliest Event Reported)

MAXIM INTEGRATED PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	1-34192	94-2896096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 RIO ROBLES
SAN JOSE, CALIFORNIA	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

The 2012 Annual Meeting of Stockholders of Maxim Integrated Products, Inc., a Delaware corporation (“Maxim” or the “Company”), was held on November 14, 2012. At the meeting, the stockholders of the Company (a) elected each of the seven director nominees proposed by the Board of Directors of the Company and (b) approved and ratified each other matter submitted for a stockholder vote at the meeting and described below.

With respect to each such matter, set forth below are, to the extent applicable, the number of votes cast for or against, the number of votes withheld, the number of abstentions and the number of broker non-votes:

Proposal No. 1 - Election of Directors

Director Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Tunc Doluca	250,707,628	2,053,990	20,062,677
B. Kipling Hagopian	214,458,847	38,302,771	20,062,677
James R. Bergman	192,651,387	60,110,231	20,062,677
Joseph R. Bronson	251,647,606	1,114,012	20,062,677
Robert E. Grady	213,246,893	39,514,725	20,062,677
William D. Watkins	251,651,940	1,109,678	20,062,677
Frank Wazzan	212,378,073	40,383,545	20,062,677

Proposal No. 2 - Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the fiscal year ending June 29, 2013.

Votes For	Votes Against	Abstain	Broker Non-Votes
271,133,352	1,520,998	169,945	20,062,677

Proposal No. 3 - Ratification and approval of an amendment to Maxim's 2008 Employment Stock Purchase Plan to increase the number of shares of Maxim common stock reserved for issuance thereunder by 2,000,000 shares.

Votes For	Votes Against	Abstain	Broker Non-Votes
250,470,314	2,151,444	139,860	20,062,677

Proposal No. 4 - Ratification and approval of the Amended and Restated 1996 Stock Incentive Plan (the “1996 Equity Plan”) to increase the number of shares available for issuance thereunder by 6,000,000 shares, to expand the performance metrics for employee equity grants under the 1996 Equity Plan and to make certain other administrative changes.

Votes For	Votes Against	Abstain	Broker Non-Votes
152,049,682	100,555,145	156,791	20,062,677

Proposal No. 5 - Non-binding advisory vote on the compensation of Maxim's Named Executive Officers for fiscal year 2012.

Votes For	Votes Against	Abstain	Broker Non-Votes
171,181,740	76,358,682	221,196	20,062,677

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ Bruce E. Kiddoo
Bruce E. Kiddoo
Senior Vice President and Chief Financial Officer

Date: November 16, 2012